The information in this prospectus is not complete and may be changed. We may not sell these securities until a final prospectus supplement is delivered. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated October 23, 2007

Filed Pursuant to Rule 424(b)(3)
Registration No.:333-131064

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 31, 2006)

3,000,000 Shares

Ormat Technologies, Inc.

Common Stock

We are offering 3,000,000 shares of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol ‘‘ORA.’’ The last reported sale price of our common stock on the New York Stock Exchange on October 22, 2007 was $51.00 per share.

Investing in our common stock involves risk. See ‘‘Risk Factors’’ on page S-4 of this prospectus supplement.

	Per Share	Total
Public offering Price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers expects to deliver the common stock on or about October     , 2007.

LEHMAN BROTHERS

October     , 2007

PROSPECTUS SUPPLEMENT

i

About This Prospectus Supplement and the Accompanying Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled ‘‘Where You Can Find More Information.’’

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, these shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of shares of our common stock.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to ‘‘Ormat,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us,’’ ‘‘our Company’’ or ‘‘our’’ refer to Ormat Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms refer to Ormat Technologies, Inc. only. ‘‘Ormat Industries’’ refers to Ormat Industries Ltd., the parent company of Ormat Technologies, Inc.

U.S. Treasure Circular 230 Disclosure:

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS OFFERING MEMORANDUM IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

ii

SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, which are described under ‘‘Where You Can Find More Information’’ below in this prospectus supplement.

Our Business

We are a leading vertically integrated company engaged in the geothermal and recovered energy power business. We design, develop, build, own and operate clean, environmentally friendly geothermal and recovered energy-based power plants, in each case using equipment that we design and manufacture. We conduct our business activities in two business segments. In our Electricity Segment, we develop, build, own and operate geothermal and recovered energy-based power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate. In our Products Segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation, remote power units and other power generating units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy power plants.

Most of the projects that we currently own or operate produce electricity from geothermal energy sources. Geothermal energy is a clean, renewable and generally sustainable form of energy derived from the natural heat of the earth. Unlike electricity produced by burning fossil fuels, electricity produced from geothermal energy sources is produced without emissions of certain pollutants such as nitrogen oxide, and with far lower emissions of other pollutants such as carbon dioxide. Therefore, electricity produced from geothermal energy sources contributes significantly less to local and regional incidences of acid rain, and global warming than energy produced by burning fossil fuels. Geothermal energy is also an attractive alternative to other sources of energy as part of a national diversification strategy to avoid dependence on any one energy source or politically sensitive supply sources.

In addition to our geothermal energy business, we have developed and continue to develop products that produce electricity from recovered energy or so-called ‘‘waste heat.’’ We also own and are constructing new recovered energy projects to be owned and operated by us. Recovered energy or waste heat represents residual heat that is generated as a by-product of gas turbine-driven compressor stations and in a variety of industrial processes, such as cement manufacturing or in the regassification process at LNG receiving terminals (a particular industry segment that we are targeting), and is not otherwise used for any purpose. Such residual heat, that would otherwise be wasted, may be captured in the recovery process and is used by recovered energy power plants to generate electricity without burning additional fuel and without emissions.

Recent Developments

Sarulla Project

In August 2007, a consortium consisting of one of our wholly owned subsidiaries, a unit of Medco Energi International, Kyushu Electric Power Co. Inc. and Itochu Corp. of Japan signed Heads of Agreement related to the 340MW Sarulla, North Sumatra, Indonesia geothermal project.

The Heads of Agreement sets forth the milestones achieved in the negotiation of various project-related contracts and the parties’ undertakings to expedite such contracts’ finalization and the procurement of all relevant approvals.

Nevada Leases

In August 2007, we secured seven new lease agreements covering approximately 68,900 acres of federal lands in Nevada through a competitive auction conducted by the Bureau of Land Management

(BLM). Our winning bid was for a total amount of approximately $8.2 million. We expect that this additional acreage will support our growth plans in the years to come; however, there is no assurance that all of the leases will yield sufficient (if any) geothermal resources suitable for commercial projects.

New Credit Lines

In September 2007, we entered into two separate credit agreements with two Israeli banks, each for $30 million. Under these credit agreements, we or our Israeli subsidiary Ormat Systems, can request extensions of credit in the form of loans and/or the issuance of one or more letters of credit. Each of the credit agreements has a term of three years.

Loans and draws under any letters of credit will bear interest at the respective bank’s cost of funds plus a margin. Our (or Ormat Systems’) obligations under the credit agreements are unsecured, but we are subject to a negative pledge in favor of the banks and certain other customary restrictive covenants.

As of October 22, 2007, no loans or letters of credits were outstanding under such credit agreements.

Amendments to Power Purchase Agreements

We recently reached agreement with Sierra Pacific Power Company and Nevada Power Company, the purchasers of electricity generated by our current and planned geothermal power projects in Nevada, regarding certain amendments to the power purchase agreements for a number of our existing geothermal projects in operation and some of our geothermal projects under development and construction. These amendments (i) provide for a mechanism to share production tax credits with the relevant purchaser pursuant to a reduction in the price for electricity paid by the power purchaser under the relevant power purchase agreement, bringing additional power purchase agreements in line with the production tax credit sharing arrangements included in other power purchase agreements with these purchasers in Nevada, (ii) revise certain generation threshholds based on a more definitive understanding of the geothermal resource at the respective projects, and (iii) address certain delays in meeting contract milestones as a result of ordinary course project construction delays. We expect that the power purchasers will submit the amendments shortly to the Public Utilities Commission of Nevada for approval. If the amendments are not approved, we may face claims from the power purchasers under the power purchase agreements stemming from the project delays and the reduced generation.

Unregistered Sale of our Common Stock

We have agreed to issue 1,105,004 shares of common stock in a transaction complying with the requirements of Regulation S under the Security Act to our parent, Ormat Industries, for an aggregate purchase price to be determined, which will be the public offering price in this offering minus underwriting discounts and commissions. Closing of the transaction is expected to occur concurrently with the closing of this Offering, subject to certain customary closing conditions, including the closing of this Offering, which we may waive in our sole discretion.

Departure of an Executive Officer

On September 28, 2007, we publicly announced that we and Mr. Hezy Ram, our Executive Vice President – Business Development North America, agreed not to renew Mr. Ram’s employment following the expiration of his current employment agreement on December 31, 2007. On October 4, 2007 we also agreed that Mr. Ram will no longer perform his duties for the remaining period of his current employment agreement, which nonetheless continues in effect through its original expiration date of December 31, 2007.

Our Executive Office

Our principal executive office is located at 6225 Neil Road, Suite 300, Reno, Nevada 89511. Our telephone number is (775) 356-9029.

The Offering

Issuer	Ormat Technologies, Inc.

Common stock offered	3,000,000 shares.

Common stock to be outstanding after the offering	42,231,110 shares.[1]

Use of proceeds	We expect to use the aggregate net proceeds from this offering and the unregistered sale to repay debt under a note issued by us to our Parent, Ormat Industries and for our general corporate purposes and those of our consolidated subsidiaries, which may include construction of geothermal and recovered energy generation power plants and other investments, and financing possible acquisitions. We have no present understanding or agreement relating to any specific acquisition. Accordingly, management will have significant flexibility in applying the net proceeds of the offering. See ‘‘Use of Proceeds.’’

Trading symbol	Our common stock is listed on the New York Stock Exchange under the symbol ‘‘ORA.’’

Current indicated quarterly dividend	$0.05 per share. See ‘‘Common Stock Price Range and Dividends’’ below for information about historical dividends paid per share of common stock. For information about our dividend policy. See ‘‘Dividend Policy’’ below.

Risk Factors	Your investment in our common stock will involve risks. You should carefully consider the information referred to in the section entitled ‘‘Risk Factors’’ and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including information under the heading ‘‘Note Regarding Forward-Looking Statements,’’ before deciding whether to purchase our common stock.

[1]	This number includes 1,105,004 shares of common stock to be issued to our parent, Ormat Industries, pursuant to an unregistered sale expected to close concurrently with this public offering. Except as otherwise indicated, all common stock information in this prospectus supplement is based on the number of shares of common stock outstanding on October 22, 2007, and excludes (a) 855,210 shares issuable upon the exercise of stock options that are outstanding as of the date hereof at a weighted exercise price of $34.10 per share and (b) 2,826,180 shares of our common stock reserved for future issuance under our 2004 Incentive Compensation Plan.

 Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our most recently filed Annual Report on Form 10-K and any material changes to those risk factors set forth in our Quarterly Reports on Form 10-Q. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Stock

Our controlling stockholders may take actions that conflict with your interests.

As of October 22, 2007, our parent, Ormat Industries holds approximately 63.9% of our common stock. Bronicki Investments Ltd. holds approximately 27.7% of outstanding shares of common stock of Ormat Industries as of October 22, 2007 (27.5% on a fully diluted basis). Bronicki Investments Ltd. is a privately held Israeli company and is controlled by Lucien and Dita Bronicki. Recently, Gazit Israel (Founded by Gazit Panama Inc.) Limited, an investment firm active in Israel, acquired 17.17% of the outstanding common stock of Ormat Industries as part of its declared intent to participate in the renewable energy industry. Because of these holdings, our parent company will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest. For example, our controlling stockholders will be able to control the sale or other disposition of our products business to another entity or the transfer of such business outside of the State of Israel; as such action requires the affirmative vote of at least 75% of our outstanding shares.

The price of our common stock may fluctuate substantially and your investment may decline in value.

The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	actual or anticipated fluctuations in our results of operations including as a result of seasonal variations in our electricity-based revenues;

•	variance in our financial performance from the expectations of market analysts;

•	conditions and trends in the end markets we serve and changes in the estimation of the size and growth rate of these markets;

•	announcements of significant contracts by us or our competitors;

•	changes in our pricing policies or the pricing policies of our competitors;

•	loss of one or more of our significant customers;

•	legislation;

•	changes in market valuation or earnings of our competitors;

•	the trading volume of our common stock; and

•	general economic conditions.

In addition, the stock market in general, and the New York Stock Exchange and the market for energy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources, which could materially harm our business, financial condition, future results and cash flow.

Future sales of common stock by some of our existing stockholders could cause our stock price to decline.

As of October 22, 2007, our parent, Ormat Industries, holds approximately 63.9% of our outstanding common stock and some of our directors, officers and employees also hold shares of our outstanding common stock. Sales of such shares in the public market, as well as shares we may issue upon exercise of outstanding options, could cause the market price of our common stock to decline. On November 10, 2004, we entered into a registration rights agreement with Ormat Industries whereby Ormat Industries may require us to register our common stock held by it or its directors, officers and employees with the Securities and Exchange Commission or to include our common stock held by it or its directors, officers and employees in an offering and sale by us.

Provisions in our charter documents and Delaware law may delay or prevent acquisition of us, which could adversely affect the value of our common stock.

Our restated certificate of incorporation and our bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our Board of Directors. These provisions do not permit actions by our stockholders by written consent. In addition, these provisions include procedural requirements relating to stockholder meetings and stockholder proposals that could make stockholder actions more difficult. Our Board of Directors is classified into three classes of directors serving staggered, three-year terms and may be removed only for cause. Any vacancy on the Board of Directors may be filled only by the vote of the majority of directors then in office. Our Board of Directors has the right to issue preferred stock without stockholder approval, which could be used to institute a ‘‘poison pill’’ that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board of Directors. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

 Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and prospectus may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and Section 21E of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Forward-looking statements are statements other than historical information or statements of current condition and are based upon our current expectations and projections about future events. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and prospectus, the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘will,’’ ‘‘should,’’ ‘‘may’’ and similar expressions, or the negative of such words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and prospectus completely and with the understanding that actual future results and developments may be materially different from what we expect due to a number of risks and uncertainties, many of which are beyond our control. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations or may affect the value of our common stock include, but are not limited to:

•	significant considerations, uncertainties and risks discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and prospectus;

•	operating risks, including equipment failures and the amounts and timing of revenues and expenses;

•	geothermal resource risk (such as the heat content of the reservoir, useful life and geological formation);

•	environmental constraints on operations and environmental liabilities arising out of past or present operations, including the risk that we may not have, and in the future may be unable to procure, any necessary permits or other environmental authorization;

•	construction or other project delays or cancellations;

•	financial market conditions and the results of financing efforts;

•	political, legal, regulatory, governmental, administrative and economic conditions and developments in the United States and other countries in which we operate;

•	the enforceability of the long-term power purchase agreements for our projects;

•	contract counterparty risk;

•	weather and other natural phenomena;

•	the impact of recent and future federal, state and local regulatory proceedings and changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and incentives for the production of renewable energy in the United States and elsewhere, changes in environmental and other laws and regulations to which our Company is subject, as well as changes in the application of existing laws and regulations;

•	current and future litigation;

•	our ability to successfully identify, integrate and complete acquisitions;

•	competition from other similar geothermal energy projects, including any such new geothermal energy projects developed in the future, and from alternative electricity producing technologies;

•	the effect of and changes in economic conditions in the areas in which we operate;

•	market or business conditions and fluctuations in demand for energy or capacity in the markets in which we operate;

•	the direct or indirect impact on our company’s business resulting from terrorist incidents or responses to such incidents, including the effect on the availability of and premiums on insurance; and

•	the effect of and changes in current and future land use and zoning regulations, residential, commercial and industrial development and urbanization in the areas in which we operate.

 Use of Proceeds

We estimate that the net proceeds we will receive from this offering, based on an offering price of $            per share, will be approximately $            million, after deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us. We also estimate that the proceeds we will receive from the unregistered sale to our parent, Ormat Industries, based on an offering price of $         per share, will be approximately $         million. We expect to use the aggregate net proceeds from this offering and the unregistered sale to repay debt under a note issued by us to our Parent, Ormat Industries, and for our general corporate purposes and those of our consolidated subsidiaries, which may include construction of geothermal and recovered energy generation power plants and other investments, and financing possible acquisitions.

 Dividend Policy

We have adopted a dividend policy pursuant to which we expect to distribute at least 20% of our annual profits available for distribution by way of quarterly dividends. In determining whether there are profits available for distribution, our Board of Directors will take into account our business plan and current and expected obligations, and no distribution will be made that in the judgment of our Board of Directors would prevent us from meeting such business plan or obligations.

Notwithstanding this policy, dividends will be paid only when, as and if approved by our Board of Directors out of funds legally available therefor. The actual amount and timing of dividend payments will depend upon our financial condition, results of operations, business prospects and such other matters as the Board may deem relevant from time to time. Even if profits are available for the payment of dividends, the Board of Directors could determine that such profits should be retained for an extended period of time, used for working capital purposes, expansion or acquisition of businesses or any other appropriate purpose. As a holding company, we are dependent upon the earnings and cash flow of our subsidiaries in order to fund any dividend distributions, and, as a result, we may not be able to pay dividends in accordance with our policy. Our Board of Directors may, from time to time, examine our dividend policy and may, in its absolute discretion, change such policy.

 Capitalization

The following table summarizes our capitalization as of June 30, 2007:

•	on a historical basis; and

•	pro forma to give effect to the completion of this offering and the unregistered sale, including the application of the estimated net proceeds to us from this offering, which we estimate will be $ million after deducting underwriter discounts and estimated offering expenses based on the offering price of $ per share and the application of the proceeds from the unregistered sale which we estimate will be $ million based on an offering price of $ per share.

You should read the following table in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ ‘‘Description of Common Stock’’ and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2007
	Actual	Pro Forma
	(unaudited)	(unaudited)
	(in thousands)
Cash and cash equivalents	$24,904	$
Debt:
Parent company loans	123,558
Long-term debt
Limited and non-recourse	351,118
Full recourse	1,000
Total debt	475,676
Shareholders’ equity:
Common stock, $0.001 par value; 200,000,000 shares authorized, 38,126,106 shares issued and outstanding, historical; 200,000,000 shares authorized and 42,231,110 issued and outstanding, pro forma	38
Additional paid-in capital	355,526
Retained Earnings	82,851
Accumulated other comprehensive income	2,096
Total shareholders’ equity	440,511
Total capitalization	$916,187	$

The discussion and tables above exclude (i) 855,210 shares of our common stock issuable upon the exercise of stock options that are outstanding as of October 22, 2007, (ii) 975 shares of our common stock issued upon exercise of options subsequent to June 30, 2007, and (iii) 2,826,180 shares of our common stock reserved for future issuance under our 2004 Incentive Compensation Plan.

 Common Stock Price Range and Dividends

Our common stock began publicly trading on November 12, 2004 on the New York Stock Exchange under the symbol ‘‘ORA.’’ The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported in composite New York Stock Exchange trading, and the dividends declared per share of our common stock.

	Price Range of Common Shares		Cash Dividend
	High	Low	Per Share
2004
Fourth Quarter (beginning November 12, 2004)	$18.70	$15.20	$0.1025
2005
First Quarter	$16.50	$14.50	$0.0300
Second Quarter	$19.20	$13.88	$0.0300
Third Quarter	$24.10	$18.25	$0.0300
Fourth Quarter	$29.10	$18.80	$0.0300
2006
First Quarter	$43.94	$26.34	$0.0300 (1)
Second Quarter	$40.54	$31.64	$0.0400
Third Quarter	$38.59	$31.75	$0.0400
Fourth Quarter	$40.25	$32.15	$0.0400
2007
First Quarter	$44.59	$37.11	$0.0700
Second Quarter	$41.99	$33.72	$0.0500
Third Quarter	$50.50	$37.68	$0.0500
Fourth Quarter(2)	$52.15	$47.58	$

(1)	Dividend declared on March 7, 2006 and paid on April 4, 2006.
(2)	As of October 22, 2007.

The reported last sale price of our common stock on the New York Stock Exchange on October 22, 2007 was $51.00 per share. On October 22, 2007, there were 38,126,106 shares of our common stock outstanding held by approximately 10 record holders, not including beneficial owners of shares registered in nominee or street name.

 Description of Common Stock

Please read the information discussed under the heading ‘‘Description of Common Stock We May Offer’’ beginning on page 21 of the accompanying prospectus dated January 31, 2006. On October 22, 2007, approximately 38,126,106 shares of our common stock were outstanding, of which 24,374,996 were owned by our parent company, Ormat Industries.

Upon completion of the sale under this prospectus supplement and the unregistered sale, 42,231,110 shares of our common stock will be outstanding, based on the approximate number of shares of common stock issued and outstanding as of October 22, 2007.

 United States Federal Tax Consequences to Non-U.S. Holders

The following description sets forth the material United States federal income and estate tax consequences that may be relevant to Non-U.S. Holders, as defined below, with respect to the acquisition, ownership and disposition of our common stock. This description addresses only the United States federal income and estate tax considerations of holders that are initial purchasers of our common stock pursuant to this Offering and that will hold our common stock as capital assets. This description does not address tax considerations applicable to holders that are U.S. persons or that may be subject to special tax rules, including:

•	financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities or currencies;

•	tax-exempt entities;

•	persons that received our stock as compensation for the performance of services;

•	persons that will hold our stock as part of a ‘‘hedging’’ or ‘‘conversion’’ transaction or as a position in a ‘‘straddle’’ for United States federal income tax purposes;

•	persons that have a ‘‘functional currency’’ other than the U.S. dollar;

•	holders that own or are deemed to own 10% or more, by voting power or value, of our stock;

•	certain former citizens or long-term residents of the United States; or

•	certain persons who receive common stock or compensation for the performance of services rendered.

Moreover, except as set forth below, this description does not address the United States federal gift or alternative minimum tax consequences of the acquisition, ownership and disposition of our common stock.

This description is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

For purposes of this description, a ‘‘Non-U.S. Holder’’ is a beneficial owner of our common stock that, for United States federal income tax purposes, is not:

•	a citizen or resident of the United States;

•	a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes);

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if such trust validly elects to be treated as a United States person for United States federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to its tax consequences.

You should consult your own tax advisor with respect to the United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of our common stock.

U.S. Treasure Circular 230 Disclosure:

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH PERSON RECEIVING THIS OFFERING MEMORANDUM IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS OFFERING MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

Distributions

Generally, but subject to the discussions below under ‘‘Status as United States Real Property Holding Corporation’’ and ‘‘Backup Withholding Tax and Information Reporting Requirements,’’ if you are a Non-U.S. Holder, distributions of cash or property (other than certain pro rata distributions of our common stock) paid to you will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable United States income tax treaty. In order to obtain the benefit of any applicable United States income tax treaty, you will have to file certain forms (e.g., Form W-8BEN or an acceptable substitute form). Such forms generally would contain your name and address and a certification that you are eligible for the benefits of such treaty.

Except as may be otherwise provided in an applicable United States income tax treaty, if you are a Non-U.S. Holder and conduct a trade or business within the United States, you generally will be taxed at ordinary United States federal income tax rates (on a net income basis) on dividends that are effectively connected with the conduct of such trade or business and such dividends will not be subject to the withholding described above. If you are a foreign corporation, you may also be subject to a 30% ‘‘branch profits tax’’ unless you qualify for a lower rate under an applicable United States income tax treaty. To claim an exemption from withholding because the income is effectively connected with a United States trade or business, you must provide a properly executed Form W-8ECI (or such successor form as the Internal Revenue Service designates) prior to the payment of dividends.

Sale or Exchange of Our Common Stock

Generally, but subject to the discussions below under ‘‘Status as United States Real Property Holding Corporation’’ and ‘‘Backup Withholding Tax and Information Reporting Requirements,’’ if you are a Non-U.S. Holder, you will not be subject to United States federal income or withholding tax on any gain realized on the sale or exchange of our common stock unless (1) such gain is effectively connected with your conduct of a trade or business in the United States and, where an income tax treaty applies, is attributable to a permanent establishment or (2) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Status as United States Real Property Holding Corporation

If you are a Non-U.S. Holder, under certain circumstances, gain recognized on the sale or exchange of, and certain distributions in excess of basis with respect to, our common stock would be subject to United States federal income tax, notwithstanding your lack of other connections with the United States, if we are or have been a ‘‘United States real property holding corporation’’ for United States federal income tax purposes at any time during the five-year period ending on the date of such sale or exchange (or distribution). We believe that we will not be classified as a United States real property holding corporation as of the date of this offering and do not expect to become a United States real property holding corporation.

Federal Estate Tax

Our common stock held by an individual at death, regardless of whether such individual is a citizen, resident or domiciliary of the United States, will be included in the individual’s gross estate for United States federal estate tax purposes, subject to an applicable estate tax or other treaty, and therefore may be subject to United States federal estate tax.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of stock. The backup withholding tax rate currently is 28%.

If you are not a United States person, under current Treasury regulations, backup withholding and information reporting will not apply to distributions on our common stock to you, provided that we have received valid certifications meeting the requirements of the Code and neither we nor the payor has actual knowledge or reason to know that you are a United States person for purposes of such backup withholding tax requirements.

If provided by a beneficial owner, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such person is neither a citizen or resident of the United States, and must be signed by the owner under penalties of perjury. If provided by a financial institution, other than a financial institution that is a qualified intermediary, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. Generally, the furnishing of the names of the beneficial owners of our common stock that are not United States persons and a copy of such beneficial owner’s certificate by a financial institution will not be required where the financial institution is a qualified intermediary.

In the case of such payments made to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a ‘‘withholding foreign trust’’ or a ‘‘withholding foreign partnership’’ within the meaning of such United States Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above, and the trust or partnership, as the case may be, will need to provide an appropriate intermediary certification form, in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a United States person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common stock. You should consult your own tax advisor concerning the tax consequences of your particular situation.

 Underwriting

Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Lehman Brothers Inc., as underwriter in this offering, has agreed to purchase from us 3,000,000 shares of common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pay to us for the shares.

Per Share	$
Total	$

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $             per share. After the offering, the underwriter may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be $             (excluding underwriting discounts and commissions).

Lock-Up Agreements

We, all of our directors and certain of our executive officers and any holders of more than 5% of our outstanding stock have agreed that, without the prior written consent of Lehman Brothers Inc., we will not directly or indirectly (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days, after the date of this prospectus supplement.

Lehman Brothers Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships

Lehman Brothers Inc. and its affiliates have, directly or indirectly, engaged and may engage in commercial and investment banking transactions with us in the ordinary course of their business and expect to provide these services to us and others in the future. Lehman Brothers Inc. acted as our financial advisor in a number of transactions, including our initial public offering and the issuance in December 2005 of $165.0 million senior secured notes pursuant to Rule 144A and Regulation S under the Securities Act to refinance the debt of our project subsidiary, OrCal Geothermal Inc. In connection with these transactions, Lehman Brothers Inc. received customary fees for such services and certain of its expenses were reimbursed.

In addition, an affiliate of Lehman Brothers Inc., Lehman-OPC LLC, currently owns 22.2% of one of our indirect subsidiaries, OPC LLC, and is entitled to receive certain distributions and allocations of production tax credits, taxable income or loss and distributable cash flow of OPC LLC pursuant to the terms of OPC LLC’s limited liability company agreement.

Transfer Agent

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the shares of common stock described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares of common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the shares of common stock described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an ‘‘offer to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the shares of common stock have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares of common stock, other than the underwriter, is authorized to make any further offer of the shares of common stock on behalf of the sellers or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive

(‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares of common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of common stock has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares of common stock may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

 Experts

Our (Ormat Technologies, Inc.’s) financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Ormat Leyte Co. Ltd. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated with the consent of SyCip Gorres Velayo & Co., an independent registered public accounting firm.

 Validity of Common Stock

The validity of the shares of common stock offered hereby will be passed upon for us by Chadbourne & Parke LLP, New York, New York, and for the underwriters by White & Case LLP, New York, New York. Chadbourne & Parke LLP has from time to time represented Lehman Brothers on unrelated matters. White & Case LLP has from time to time represented one of our subsidiaries on unrelated matters.

 Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and filings that we will make after the date of filing the registration statement, which contains the accompanying prospectus, and prior to the effectiveness of the registration statement and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities that we have registered:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 12, 2007;

•	the Company’s Quarterly Reports on Form 10-Q filed on May 10, 2007 and August 9, 2007;

•	the Company’s reports of unscheduled material or corporate events on Form 8-K filed on January 25, January 29, February 27, February 28, May 3, May 9, June 13, August 8, September 24, September 28 and October 19, 2007; and

•	the description of the Company’s common stock, par value $0.001 per share, and our preferred share purchase rights, under ‘‘Description of Capital Stock’’ in the Company’s Registration Statement on Form S-1 (File No. 333-177527) filed with the Securities and Exchange Commission on November 5, 2004 pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

Our Internet address is http://www.ormat.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Ormat Technologies, Inc., 6225 Neil Road Suite 800, Reno, Nevada 89511, (775) 356-9029, Attn: Connie Stechman. The website address in this prospectus supplement relating to Ormat is included for your information as an inactive textual reference only, and none of the content of our website is incorporated by reference into this prospectus supplement.

PROSPECTUS

$1,000,000,000

Ormat Technologies, Inc.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Warrants and

Units

The securities listed above, or any combinations thereof, are the securities that Ormat Technologies, Inc. may issue under this prospectus. At the time of each offering, we will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The total offering price of the securities offered to the public will be limited to $1,000,000,000. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Ormat Technologies, Inc.’s common stock is quoted on the New York Stock Exchange under the symbol ‘‘ORA’’. As of January 13, 2006, the closing price of Ormat Technologies, Inc.’s common stock, quoted on the New York Stock Exchange, was $31.96. None of the other securities are currently publicly traded. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. You should read the risk factors beginning on page 6 of this prospectus and in other documents incorporated by reference in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 31, 2006

 About This Prospectus

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the ‘‘SEC’’, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,000,000,000 or the equivalent thereof in one or more foreign currencies, including currency units or composite currencies.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement will include a discussion of any risk factors and other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information’’.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s public reference room mentioned under the heading ‘‘Where You Can Find More Information’’.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly to purchasers or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed ‘‘underwriters’’ within the meaning of the United States Securities Act of 1933, as amended, which we refer to as the ‘‘Securities Act’’.

All references in this prospectus to ‘‘Ormat’’, ‘‘the Company’’, ‘‘we’’, ‘‘us’’, ‘‘our Company’’, or ‘‘our’’ refer to Ormat Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms refer to Ormat Technologies, Inc. only. ‘‘Ormat Industries’’ refers to Ormat Industries Ltd., the parent company of Ormat Technologies, Inc.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (‘‘$’’).

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. No one is authorized to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

 Note Regarding Forward-Looking Statements

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical information or statements of current condition and are based upon our current expectations and projections about future events. When used in this prospectus, the words ‘‘believe’’, ‘‘anticipate’’, ‘‘intend’’, ‘‘estimate’’, ‘‘expect’’, ‘‘will’’, ‘‘should’’, ‘‘may’’ and similar expressions, or the negative of such words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	significant considerations and risks discussed in this prospectus;

•	operating risks, including equipment failures and the amounts and timing of revenues and expenses;

•	geothermal resource risk (such as the heat content of the reservoir, useful life and geological formation);

•	environmental constraints on operations and environmental liabilities arising from past or present operations, including the risk that we may not have, and in the future may be unable to procure, any necessary permits or other environmental authorizations;

•	project delays or cancellations;

•	reduction in revenues under our power purchase agreements with Southern California Edison Company as a result of a decline in the levels of short run avoided cost prices paid by Southern California Edison Company.

•	financial market conditions and the results of financing efforts;

•	political, legal, regulatory, governmental, administrative and economic conditions and developments in the United States and other countries in which we operate;

•	the enforceability of the long-term power purchase agreements for our projects;

•	contract counterparty risk;

•	weather and other natural phenomena;

•	impact of recent and future federal and state regulatory proceedings and changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and incentives for the production of renewable energy, changes in environmental and other laws and regulations to which our Company is subject, as well as changes in the application of existing laws and regulations;

•	current and future litigation;

•	our ability to successfully identify, integrate and complete acquisitions;

•	competition from other similar geothermal energy projects, including any such new geothermal energy projects developed in the future, and from alternative electricity producing technologies that may prevail at the time some of our power purchase agreements expire;

•	the effect of and changes in economic conditions in the areas in which we operate;

•	market or business conditions and fluctuations in demand for energy or capacity in the markets in which we operate;

•	the direct or indirect impact on our company’s business resulting from terrorist incidents or responses to such incidents, including the effect on the availability of and premiums on insurance; and

•	the effect of and changes in current and future land use and zoning regulations, residential, commercial and industrial development and urbanization in the area in which we operate.

 Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and filings that we will make after the date of filing the registration statement, which contains this prospectus, and prior to the effectiveness of such registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended, which we refer to as the ‘‘Exchange Act’’, until we sell all of the securities that we have registered:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 28, 2005, as amended by the Form 10-K/A filed with the SEC on April 12, 2005;

•	The Company’s Quarterly Reports on Form 10-Q, for the quarterly period ended March 31, 2005, filed with the SEC on May 13, 2005; for the quarterly period ended June 30, 2005, filed with the SEC on August 12, 2005, as amended by the Form 10-Q/A filed with the SEC on December 22, 2005; for the quarterly period ended September 30, 2005, filed with the SEC on November 14, 2005, as amended by the Form 10-Q/A filed with the SEC on December 22, 2005;

•	The Company’s Current Reports on Form 8-K filed with the SEC on February 2, 2005, February 15, 2005, March 10, 2005, April 8, 2005, May 20, 2005, October 3, 2005, October 31, 2005, December 13, 2005 and December 21, 2005; and

•	The description of the Company’s common stock, par value $0.001 per share, and our preferred share purchase rights, under ‘‘Description of Capital Stock’’ in the Company’s Registration Statement on Form S-1 (File No. 333-177527) filed with the SEC on November 5, 2004, including all amendments and reports filed for the purpose of updating such description.

Our Internet address is http://www.ormat.com. We make available free of charge, through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: Ormat Technologies, Inc., 980 Greg Street, Sparks, Nevada 89431, (775) 356-9029, Attn: Connie Stechman. The website address in this prospectus relating to Ormat is included for your information as an inactive textual reference only, and none of the content of our website is incorporated by reference into this prospectus.

Ormat Technologies, Inc.

Our Business

We are a leading vertically integrated company engaged in the geothermal and recovered energy power business. We design, develop, build, own and operate clean, environmentally friendly geothermal power plants, and we also design, develop and build, and plan to own and operate, recovered energy-based power plants, in each case using equipment that we design and manufacture. We conduct our business activities in two business segments. In our Electricity Segment, we develop, build, own and operate geothermal power plants in the United States and other countries and sell the electricity they generate. In our Products Segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation, remote power units and other power generating units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy power plants.

All of the projects that we currently own or operate produce electricity from geothermal energy sources. Geothermal energy is a clean and generally sustainable form of energy derived from the natural heat of the earth. Unlike electricity produced by burning fossil fuels, electricity produced from geothermal energy sources is produced without emissions of certain pollutants such as nitrogen oxide, and with far lower emissions of other pollutants such as carbon dioxide. Therefore, electricity produced from geothermal energy sources contributes significantly less to local and regional incidences of acid rain, and global warming than energy produced by burning fossil fuels. Geothermal energy is also an attractive alternative to other sources of energy as part of a national diversification strategy to avoid dependence on any one energy source or politically sensitive supply sources.

In addition to our geothermal energy power generation business, we have developed and continue to develop products that produce electricity from recovered energy or so-called ‘‘waste heat.’’ Recovered energy or waste heat represents residual heat that is generated as a by-product of gas turbine-driven compressor stations and in a variety of industrial processes, such as cement manufacturing, and is not otherwise used for any purpose. Such residual heat, that would otherwise be wasted, is captured in the recovery process and is used by recovered energy power plants to generate electricity without burning additional fuel and without emissions.

Our Executive Office

Our principal executive office is located at 980 Greg Street, Sparks, Nevada 89431. Our telephone number is (775) 356-9029.

 Ratios of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	1.79	1.56	3.07	3.33	1.15	3.07

For purposes of this calculation, ‘‘earnings’’ refers to the sum of (1) pre-tax income from continuing operations, (2) fixed charges, (3) distributed income of equity investees; less interest capitalized.

‘‘Fixed charges’’ means the sum of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness and (3) an estimate of the interest within rental expense.

As of the date of this prospectus, we have no preferred shares outstanding, and consequently, our ratio of earnings to preferred share dividends and our ratio of earnings to fixed charges would be identical.

 Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include financing possible acquisitions and repurchases of our common stock.

From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

Risk Factors

Investing in our securities involves risk. We will include a description of the material risks relating to an investment in our company and to the securities that we are offering in the prospectus supplement for those securities. Before making an investment decision, you should carefully consider the risks and other information we include under the heading ‘‘Risk Factors’’ in the applicable prospectus supplement to this prospectus or appearing in or incorporated by reference in this prospectus.

Description of Debt Securities We May Offer

The following summarizes certain material provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description is only a summary, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture which are exhibits to the registration statement which contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our ‘‘senior indebtedness’’, as defined in the subordinated debt indenture and as described below under ‘‘—Subordination Provisions—Senior Indebtedness’’. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, ‘‘debt securities’’ refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and you, as holders of debt securities should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities are each governed by a document called an indenture, the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and Union Bank of California, N.A. (‘‘UBOC’’), which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under ‘‘—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs’’; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you certain notices.

The indentures and their associated documents contain the full legal text of the matters summarized in this section. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See ‘‘Where You Can Find More Information’’ for information on how to obtain copies of the indentures.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to ‘‘reopen’’ a previously issued series of debt securities and issue additional debt securities of that series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement will describe any differences with the material terms summarized here. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amount will be payable. The prospectus supplement relating to original issue discount securities will describe the U.S. federal income tax consequences and other special considerations applicable to them. We may also issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement and a Supplemental Indenture (If Required) Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement, supplemental indenture (if required) and the pricing supplement relating to the series. The prospectus supplement and supplemental indenture (if required) relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into securities or other property (including shares of our common stock or preferred shares or any other of our securities) other than the debt securities of the same series and of like tenor, the terms on which such conversion, issuance or payment may occur, including whether such conversion, issuance or payment is in addition to, or in lieu of, any payment of principal or other amount and whether such conversion, issuance or payment is at our option or otherwise;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•	the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•	if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under ‘‘—Restrictive Covenants’’ and ‘‘—Defeasance’’;

•	any event of default under the series of debt securities if different from those described below under ‘‘—Default and Related Matters—Events of Default—What Is an Event of Default?’’;

•	if the series of debt securities will be issuable only in the form of a global security, as described below under ‘‘—Legal Ownership—Global Securities’’, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement and any supplemental indenture.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers, i.e. in ‘‘street name’’, as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security?    A global security is a special type of indirectly held security, as described above under ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities.    As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under ‘‘—Legal Ownership—Global Securities—Special Situations When Global Security Will Be Cancelled’’;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Cancelled.    In a few special situations described below, the global security will be cancelled and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for cancellation of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to cancel (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under ‘‘—Default and Related Matters’’.

The prospectus supplement may also list additional situations for cancellation of a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security is cancelled, the depositary, not we nor the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, ‘‘you’’ means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled ‘‘—Legal Ownership—Street Name and Other Indirect Holders’’.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•	a particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption;

•	reopenings; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form.    The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement and any supplemental indenture, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers.    You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the ‘‘security registrar’’. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day, called the regular record date, in advance of each due date for interest, even if you no longer own the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the debt securities at the office as we may designate at various times. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other company or firm must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under United States federal law, and it must agree to be legally responsible for the debt securities.

•	The consolidation, merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	Where the consolidation, merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, we or the successor company must take such steps necessary to secure the debt securities equally and ratably with all indebtedness secured thereby.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of these types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote.    The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote.    Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants. We also need such majority approval to obtain a waiver of any past default, except a default of the payment of principal, premium (if any) or interest, as described in the first two categories described below under ‘‘—Default and Related Matters—Events of Default’’.

Modification of Subordination Provisions.    In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under ‘‘—Defeasance—Full Defeasance’’.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, ‘‘senior indebtedness’’ includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by securities, notes, debentures, bonds or similar instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit and bankers’ acceptances;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business, including liabilities under reinsurance and retrocessional agreements;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

•	indebtedness we owe to any trust or a trustee of such trust, partnership or other entity affiliated with us, which is our financing vehicle unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

We will describe any additional restrictive covenants for any series of debt securities in the relevant prospectus supplement.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities money or U.S. government or U.S. government agency notes or bonds or a combination thereof that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

•	the full defeasance must not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased may occur and be continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities concurrently with such incurrence) and no bankruptcy proceeding may occur and be continuing at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under ‘‘—Subordination Provisions’’, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish full defeasance, as described above, you will have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under ‘‘—Subordination Provisions’’ would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants listed below in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever did accomplish covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

•	the covenant defeasance must not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities concurrently with such incurrence) and no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under ‘‘—Special Situations—Mergers and Similar Events’’; and

•	the events of default relating to breach of covenants, described below under ‘‘—Default and Related Matters—Events of Default—What Is an Event of Default?’’.

In addition, in the case of subordinated debt securities, the provisions described above under ‘‘—Subordination Provisions’’ will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under ‘‘—Subordination Provisions’’.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described below in this subsection.

What Is an Event of Default?    The term ‘‘event of default’’ means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of any covenant or warranty of the applicable indenture for 60 days after we receive a notice of default stating we are in breach and requiring us to remedy that default or breach; the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

•	we default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $50,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $50,000,000, whether such indebtedness now exists or shall hereafter be created;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under ‘‘—Subordination Provisions’’, subject to applicable law and certain terms of the indenture.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for shares of our common stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement and any supplemental indenture. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our common stock may be adjusted for any share dividends, bonus issues, stock splits, subdivisions, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement and any supplemental indenture, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement and any supplemental indenture. If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement and any supplemental indenture.

Reopenings

The provisions of each indenture allow us to ‘‘reopen’’ a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date and they may be offered or sold at prices that are different from the original offering or sale of the same series of debt securities depending on then prevailing market conditions.

Governing Law; Submission to Jurisdiction

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York. We will submit to the jurisdiction of the United States federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with our debt securities and the indentures.

Our Relationship with the Trustee

The trustee under our senior indenture and our subordinated indenture is UBOC. We and our subsidiaries maintain banking and other service relationships with UBOC.

Description of Common Stock We May Offer

The following summarizes certain material provisions of our Certificate of Incorporation, By-laws and applicable provisions of Delaware law that are important to holders of shares of our common stock. The following description is only a summary, may be supplemented in prospectus supplements and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and By-laws and other agreements which are exhibits to the registration statement which contains this prospectus.

Authorized Capital

Our Certificate of Incorporation provides that our authorized capital stock will consist of an aggregate number of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which our board of directors has designated 500,000 shares as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. See ‘‘—Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect-Rights Plan’’ below. As of January 12, 2006, 31,562,496 shares of our common stock were issued and outstanding, of which 24,374,996 were owned by our parent company, Ormat Industries, Ltd. In addition, 247,500 shares of our common stock have been reserved for issuance upon exercise of outstanding options and 1,002,500 shares of our common stock have been reserved for additional issuance under our 2004 Incentive Compensation Plan.

Common Stock

Voting.    The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights.    Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Liquidation Rights.    In the event of any voluntary of involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Conversion, Redemption and Preemptive Rights.    Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

As noted above, the rights, preferences and privileges of holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. For this reason, you should be aware that our Certificate of Incorporation authorizes our board of directors, subject to limitations prescribed by law, to issue up to 5,000,000 shares of preferred stock in one or more series without further stockholder approval. The board will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.

Our board of directors has designated 500,000 shares of our preferred stock as Series A Junior Participatory Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. See ‘‘—Rights Plan’’ below.

Limitations on Directors’ and Officers’ Liability

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the ‘‘DGCL’’, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation contains a provision that provides for such limitation of liability. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company, subject to certain limitations. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. As permitted by Section 145 of the DGCL, our By-laws provide that the Company has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the Company, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

In addition, the Company has entered into separate indemnification agreements with certain of its directors and officers that provide indemnification to its directors and officers under certain circumstances for acts or omissions, which may not be covered by directors and officers liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Company also maintains standard policies of insurance under which coverage is provided to its directors and officers to insure against certain liabilities that such persons may incur in their capacities as directors and officers of the Company.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our Certificate of Incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Issuance of Stock

No shares of stock of the Company will be issued unless authorized by our board of directors, which authorization will include the maximum number of shares to be issued and the consideration to be received for each share.

Provisions of Our Certificate of Incorporation and By-laws, Rights Plan and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and By-laws

Certain provisions in our Certificate of Incorporation and By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Classified Board of Directors.    Our Certificate of Incorporation provides that the number of directors is fixed by our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock (except common stock), our directors are divided into three classes. Each class consists as nearly as possible of an equal number of directors. Currently, the terms of office for the three classes of directors expire, respectively, at our annual meetings in 2006, 2007 and 2008. The term of the successors of each class of directors expires three years from the year of election. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. To amend or repeal the provisions providing for our classified board of directors in our Certificate of Incorporation and By-laws, the affirmative vote of the holders of at least 75% of the then outstanding shares of capital stock entitled to vote is required.

Special Meetings.    Our Certificate of Incorporation and By-laws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, our board of directors, the holders of not less than a majority of all of the outstanding shares of the corporation entitled to vote at the meeting or, at any time that Ormat Industries (or a certain transferee of Ormat Industries) owns at least 20% of the then outstanding shares of our common stock, by Ormat Industries (or such transferee). Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our By-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

The foregoing proposed provisions of our Certificate of Incorporation and By-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Rights Plan

Pursuant to our rights agreement with American Stock Transfer & Trust Company, as rights agent, each holder of our common stock has the right (which we refer to, collectively, as the ‘‘rights’’) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock for each share of common stock owned by each such holder for $80.00, subject to adjustment. Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below. The rights will generally become exercisable ten days following a public announcement that a person or group of affiliated or associated persons (which we refer to as an ‘‘acquiring person’’) has acquired beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock or ten business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an acquiring person, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the voting power of all of our outstanding capital stock. In the event that, at any time after a person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of rights will thereafter have the right to receive, upon the exercise thereof, at the then current exercise price of the rights, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the rights. In the event that any person becomes an acquiring person, proper provision shall be made so that each holder of rights, other than the rights beneficially owned by the acquiring person, which will thereafter be void, will have the right to receive upon exercise, instead of shares of Series A Junior Participating Preferred Stock, that number of shares of common stock having a market value of two times the exercise price of the rights. The rights have the right to vote once exercised, expire in 2014 and may be redeemed by us, at the discretion of our board of directors, in whole, but not in part, at a price of $.001 per right at any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the voting power of all of our outstanding capital stock, unless extended.

We cannot redeem shares of Series A Junior Participating Preferred Stock purchasable upon the exercise of the rights. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series

A Junior Participating Preferred Stock will have 100 votes, voting together with the holders of the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.

Our board of directors may adjust the purchase price of Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable, and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our Series A Junior Participating Preferred Stock. No adjustments to the purchase price of our Series A Junior Participating Preferred Stock of less than 1% will be made.

The purpose of the rights plan is to encourage potential acquirors to negotiate with our board of directors prior to attempting a takeover and to give the board leverage in negotiating on behalf of the stockholders the terms of any proposed takeover. The rights are intended to have anti-takeover effects. If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most circumstances. Accordingly, the existence of the rights plan may deter a potential acquiror from making a takeover proposal or tender offer for an outstanding common stock. The rights should not interfere with any merger or other business combination approved by our board of directors as we may redeem the rights as described below and since a transaction approved by our board of directors would not cause the rights to become exercisable.

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

    Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any ‘‘business combination’’ (as defined below) with any ‘‘interested stockholder’’ (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines ‘‘business combination’’ to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an ‘‘interested stockholder’’ as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Listing

Our common stock is quoted on the New York Stock Exchange under the trading symbol ‘‘ORA.’’

Transfer Agent

Our registrar and transfer agent for all common stock is American Stock Transfer & Trust Company, 58 Maiden Lane, New York, New York 10038.

 Description of Warrants We May Offer

The following information outlines the material provisions of each warrant agreement, the warrants and the warrant certificates. This information is only a summary and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of our debt securities or common stock. Warrants may be issued independently or together with debt securities or common stock, and may be attached to or separate from those securities.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including:

•	the title of such warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency in which the price of such warrants will be payable;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock, the number of shares of common stock that can be purchased upon the exercise of one warrant, and the price and currency for purchasing such shares upon exercise;

•	the terms of any rights to redeem or call or accelerate the expiration of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	certain federal income tax consequences of holding or exercising those warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase any common stock, the right to receive any dividends, or payments upon any liquidation, dissolution or winding up of the Company or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase shares of our common stock, the exercise price payable and the number of shares of our common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to holders of our common stock or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all holders of common stock entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution to our common stockholders of evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates and which do not adversely affect the warrant holders’ interests or rights in any material respect;

•	evidencing the succession of another corporation to Ormat and their assumption of Ormat’s covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities; evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement; or

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other company or firm must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under United States federal law, and it must agree to be legally responsible for the warrants.

•	The consolidation, merger, sale of assets or other transaction must not cause a default on the warrants, and we must not already be in default, unless the transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company (so long as it otherwise qualifies under the warrant agreement to act as warrant agent) may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

 Description of Units We May Offer

The following summarizes the material provisions of the units that we may issue from time to time and which are important to holders of units. The applicable prospectus supplement will state whether any of the generalized provisions summarized below do not apply to the units being offered and it will provide any additional provisions applicable to the units being offered, including their tax treatment. The following description is only a summary and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of unit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the unit agreements.

 Plan of Distribution

We may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities, including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us to be issued on a delayed or contingent basis.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be ‘‘underwriters’’ as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be trading on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

 Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Chadbourne & Parke LLP, New York, New York.

 Experts

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

October     , 2007

LEHMAN BROTHERS